EXHIBIT 10.3

CATERPILLAR INC.
2006 LONG-TERM INCENTIVE PLAN

(as amended and restated effective June 9, 2010)

Section 1.
Establishment, Objectives and Duration

1.1.     Establishment.  With the approval of the stockholders of Caterpillar Inc., a Delaware corporation (the “Company”), the Company established the Caterpillar Inc. 2006 Long-Term Incentive Plan (the “Plan”) effective June 14, 2006.  The Plan supersedes and replaces all prior equity and non-equity long-term incentive compensation plans or programs maintained by the Company; provided that, any prior plans of the Company shall remain in effect until all awards granted under such prior plans have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such grants.

1.2.     Purpose.  The Plan is intended to provide certain present and future employees and Directors cash-based incentives, stock-based incentives and other equity interests in the Company thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or its Subsidiaries.

1.3.     Effective Date. The Plan was originally effective on June 14, 2006.  This amendment and restatement of the Plan shall be effective as of the later of (a) the date the amendment and restatement of the Plan is adopted by the Board or (b) the date the Company’s stockholders approve the amendment and restatement of the Plan (the “Effective Date”).  The amendment and restatement of the Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Certificate of Incorporation or Bylaws of the Company.

1.4.     Duration.  The Plan shall remain in effect, subject to the right of the Company’s Board of Directors to amend or terminate the Plan at any time pursuant to Section 16, until all Shares subject to the Plan shall have been purchased or granted according to the Plan’s provisions.  However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the original effective date of the Plan, June 14, 2006.  Upon termination of the Plan, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with the terms of the Plan and the applicable Award Document.

Section 2.
Definitions and Construction

When a word or phrase appears in the Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section unless a clearly different meaning is required by the context.  The following words and phrases shall have the following meanings:

2.1.     “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

2.2.     “Award Document” means any agreement, contract, or other written instrument that evidences an Award granted to the Participant under the Plan and sets forth the terms and provisions applicable to such Award.

2.3.     “Award Gain” means (a) with respect to a given Option exercise, the product of (X) the excess of the Fair Market Value of a Share on the date of exercise over the Option Price times (Y) the number of shares as to which the Option was exercised at that date, and (b) with respect to any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Shares paid or payable to the Participant (regardless of any elective deferral pursuant to Section 13) less any cash or the Fair Market Value of any Shares or property (other than an Award that would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection with such settlement.

2.4.     “Board” means the Board of Directors of the Company.

2.5.     “Cause” means, except as otherwise provided in an Award Document, a willful engaging in gross misconduct materially and demonstrably injurious to the Company.  For this purpose, “willful” means an act or omission in bad faith and without reasonable belief that such act or omission was in or not opposed to the best interests of the Company.

2.6.     “Change of Control” means the occurrence of any of the following events: (a) any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding common stock, unless the Board by resolution negates the effect of this provision in a particular circumstance, deeming that resolution to be in the best interests of Company stockholders; (b) during any period of two consecutive years, there shall cease to be a majority of the Board comprised of individuals who at the beginning of such period constituted the Board; (c) upon the consummation of a Company stockholder-approved merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than fifty percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (d) Company stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

2.7.     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto.

2.8.     “Committee” means the Compensation Committee of the Board, appointed to administer the Plan, as provided in Section 3.

2.9.     “Company” means Caterpillar Inc., a Delaware corporation, and any successor to such entity as provided in Section 18.

2.10.   “Director” means any individual who is a member of the Board.

2.11.   “Disability” means, unless otherwise provided for in an employment, change of control or similar agreement in effect between the Participant and the Company or a Subsidiary or in an Award Document, (a) in the case of an Employee, the Employee qualifying for long-term disability benefits under any long-term disability program sponsored by the Company or Subsidiary in which the Employee participates, and (b) in the case of a Director, the inability of the Director to engage in any substantial gainful business activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee, based upon medical evidence.

2.12.   “Effective Date” means the date specified in Section 1.3.

2.13.   “Employee” means any employee of the Company or any Subsidiary.

2.14.   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.15.   “Fair Market Value” means, as of any given date, the fair market value of a Share on a particular date determined by such methods or procedures as may be established from time to time by the Committee.  Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any date shall be the mean between the high and low prices at which the Share is traded on the New York Stock Exchange for that date or, if no prices are reported for that date, the prices on the next preceding date for which prices were reported.  Notwithstanding the foregoing, unless otherwise determined by the Committee, for purposes of Section 6.5(d) of the Plan, Fair Market Value means the actual price at which the Shares used to acquire Shares are sold.

2.16.   “Family Member” means any (a) child; (b) stepchild; (c) grandchild; (d) parent; (e) stepparent; (f) grandparent; (g) spouse; (h) former spouse; (i) sibling; (j) niece; (k) nephew; (l) mother-in-law; (m) father-in-law; (n) son-in-law; (o) daughter-in-law; (p) brother-in-law; or (q) sister-in-law of the Participant (including adoptive relationships).  Family Member also shall mean any person sharing in the Participant’s household (other than a tenant or an employee).

2.17.   “Good Reason” means, except as otherwise provided in an Award Document, the occurrence of any of the following circumstances (unless such circumstances are fully corrected by the Company before a Participant’s termination of employment):

(a)    the Company’s assignment of any duties materially inconsistent with the Participant’s position within the Company, or which have a significant adverse alteration in the nature or status of the responsibilities of the Participant’s employment; or

(b)    a material reduction by the Company in the Participant’s annual base salary, unless such reduction is part of a compensation reduction program affecting all similarly situated management employees.

2.18.   “Incentive Stock Option” or “ISO” means the right to purchase Shares pursuant to terms and conditions that provide that such right will be treated as an incentive stock option within the meaning of Code Section 422, as described in Section 6.

2.19.   “Long Service Separation” means, except as otherwise provided in an Award Document, a termination of employment with the Company or a Subsidiary after the attainment of age 55 and the completion of ten or more years of service with the Company and/or its Subsidiaries.  Notwithstanding the foregoing and notwithstanding anything in an Award Document to the contrary, for purposes of determining whether a Participant has incurred a Long Service Separation, the last period of continuous service with Progress Rail Services, Inc. and/or its subsidiaries and affiliates (“Progress Rail”) prior to May 16, 2006 shall be considered service with the Company and/or its Subsidiaries, subject to such administrative rules that the Committee (or its delegate) determines are appropriate and provided such participant was employed by Progress Rail on May 16, 2006.

2.20.   “Named Executive Officer” means a Participant who is one of the group of covered employees as defined in the regulations promulgated under Code Section 162(m), or any successor provision or statute.

2.21.   “Nonqualified Stock Option” or “NQSO” means the right to purchase Shares pursuant to terms and conditions that provide that such right will not be treated as an Incentive Stock Option, as described in Section 6.

2.22.   “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Section 6.

2.23.   “Option Price” means the per share price of a Share available for purchase pursuant to an Option.

2.24.   “Participant” means an Employee, prospective Employee, Director, beneficiary or any other person who has outstanding an Award granted under the Plan, and includes those former Employees and Directors who have certain post-termination rights under the terms of an Award granted under the Plan.

2.25.   “Performance-Based Exception” means the exception for performance-based compensation from the tax deductibility limitations of Code Section 162(m).

2.26.   “Performance Period” means the time period during which performance goals must be achieved with respect to an Award, as determined by the Committee.

2.27.   “Performance Share” means an Award granted to a Participant, as described in Section 9.

2.28.   “Performance Unit” means an Award granted to a Participant, as described in Section 9.

2.29.   “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way, and the Shares are subject to a substantial risk of forfeiture, as provided in Section 8.

2.30.   “Permitted Transferee” means any one or more of the following: (a) Family Members; (b) a trust in which the Participant and/or Family Members have more than fifty percent of the beneficial interest; (c) a foundation in which the Participant and/or Family Members control the management of the assets; or (d) any other entity in which the Participant and/or Family Members own more than fifty percent of the voting interests.

2.31.   “Plan” means the Caterpillar Inc. 2006 Long-Term Incentive Plan, as set forth herein.

2.32.   “Restricted Stock” means an Award of restricted stock or restricted stock units granted to a Participant pursuant to Section 8.

2.33.   “Section 16 Officer” means any Employee who is considered an officer of the Company for purposes of Section 16 of the Exchange Act.

2.34.   “Share” or “Shares” means shares of common stock of the Company.

2.35.   “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as a SAR, pursuant to the terms of Section 7.

2.36.   “Subsidiary” means any partnership, limited liability company, corporation, trust or other entity or association, directly or indirectly, through one or more intermediaries, controlled by the Company.  The term “control,” as used in the immediately preceding sentence, means, with respect to a corporation or limited liability company, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company, and, with respect to any partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

2.37.   “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Section 7, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be forfeited).

2.38.   “Non-Tandem SAR” means a SAR that is granted independently of any Options, as described in Section 7.

Section 3.
Administration

3.1.     Plan Administration.  The Committee, or any other committee appointed by the Board, shall administer the Plan.  The Committee or other committee appointed to administer the Plan shall consist of not less than two non-Employee Directors of the Company, within the meaning of Rule 16b-3 of the Exchange Act and not less than two outside directors, within the meaning of Code Section 162(m).  The Board may, from time to time, remove members from, or add members to, the Committee.  Members of the Board shall fill any vacancies on the Committee.  Acts of a majority of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by unanimous consent of the members of the Committee, shall be valid acts of the Committee.

3.2.     Authority of the Committee.  Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees, prospective Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the sole discretion of the Committee as provided in the Plan and subject to Section 16.  Further, the Committee shall make all other determinations, which may be necessary or advisable for the administration of the Plan.  As permitted by law, the Committee may delegate the authority granted to it herein.

3.3.     Electronic Administration. The Committee may, in its discretion, utilize a system for complete or partial electronic administration of the Plan and may replace any written documents described in the Plan with electronic counterparts, as appropriate.

3.4.     Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

Section 4.
Shares Subject to the Plan and Maximum Awards

4.1.                   Shares Available for Awards.

(a)    The Shares available for Awards may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company.  The aggregate number of Shares that may be issued or used for reference purposes under the Plan or with respect to which Awards may be granted shall not exceed forty million (40,000,000) Shares, subject to adjustment as provided in Section 4.3.  In addition, seventeen million six hundred thousand (17,600,000) Shares authorized but unissued pursuant to the Caterpillar Inc. 1996 Stock Option and Long-Term Incentive Plan shall be reserved and available for grant under the Plan.  Accordingly, the total Shares authorized and available for Awards under the Plan are fifty-seven million six hundred thousand (57,600,000) Shares.  Notwithstanding the foregoing, the aggregate number of Shares with respect to which ISOs may be granted shall not exceed the number specified above, and provided further, that no more than an aggregate of thirty-five percent (35%) of the authorized Shares under the Plan may be issued with respect to Awards of Restricted Stock and Awards of Performance Shares.

(b)    Upon:

(i)         a payout of a Non-Tandem SAR or Tandem SAR in the form of cash;

(ii)        a cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Options, or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Award; or

(iii)       payment of an Option Price or payout of any Award with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise or issued upon such payout (excluding shares withheld for the payment of taxes), the number of Shares underlying any such Award that were not issued as a result of any of the foregoing actions shall again be available for all purposes of Awards under the Plan (including, without limitation, for purposes of applying the limitations set forth in the last sentence of Section 4.1(a)).  In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a Subsidiary, Shares issued or issuable in connection with such substitute Award shall not be counted against the number of Shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.

4.2.     Individual Participant Limitations.  Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

(a)    Subject to adjustment as provided in Section 4.3, the maximum aggregate number of Shares (including Options, SARs, Restricted Stock and Performance Shares to be paid out in Shares) that may be granted in any one fiscal year to a Participant shall be eight hundred thousand (800,000) Shares.

(b)    Except as otherwise provided in Section 7.5(b) regarding SAR exercise, the maximum aggregate cash payout (including Performance Units and Performance Shares paid out in cash) with respect to Awards granted in any one fiscal year that may be made to any Participant shall be five million dollars ($5,000,000).

4.3.     Adjustments in Authorized Shares.  In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, an adjustment shall be made in the number and class of Shares available for Awards, the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan and the number of Shares set forth in Sections 4.1 and 4.2, to prevent dilution or enlargement of rights.  Such adjustment shall be made in a manner determined by the Committee, in its sole discretion, to be appropriate and equitable; provided, however, that (a) no such adjustment shall cause an increase in the fair value of an Award for purposes of Statement of Financial Accounting Standards No. 123 (revised 2004) or any successor thereto; and (b) the number of Shares subject to any Award shall always be a whole number by rounding any fractional Share (up or down) to the nearest whole Share.

Section 5.
Eligibility and Participation

5.1.     Eligibility.  Persons eligible to participate in the Plan include all current and future Employees (including officers), persons who have been offered employment by the Company or a Subsidiary (provided that such prospective Employee may not receive any payment or exercise any right relating to an Award until such person begins employment with the Company or Subsidiary), and Directors, as determined by the Committee.

5.2.     Participation.  Subject to the provisions of the Plan, the Committee shall determine and designate, from time to time, the Employees, prospective Employees, and Directors to whom Awards shall be granted, the terms of such Awards, and the number of Shares subject to such Award.

5.3.     Foreign Participants.  In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom.  Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 4 of the Plan.

Section 6.
Stock Options

6.1.                   Grant of Options.

(a)    Option Grant.  Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants in such number, upon such terms and provisions, and at any time and from time to time, as determined by the Committee, in its sole discretion.  The Committee may grant either Nonqualified Stock Options or (in the case of Options granted to Employees) Incentive Stock Options, and shall have complete discretion in determining the number of Options of each granted to each Participant, subject to the limitations of Section 4.  Each Option grant shall be evidenced by a resolution of the Committee approving the Option grant.

(b)    Award Document.  All Options shall be evidenced by an Award Document.  The Award Document shall specify the Option Price, the term of the Option, the number of Shares subject to the Option, and such other provisions as the Committee shall determine, and which are not inconsistent with the terms and provisions of the Plan.  The Award Document shall also specify whether the Option is to be treated as an ISO within the meaning of Code Section 422.  If such Option is not designated as an ISO, such Option shall be a NQSO.

6.2.     Option Price.  The Committee shall designate the Option Price for each Share subject to an Option under the Plan, provided that such Option Price shall not be less than 100% of the Fair Market Value of Shares subject to an Option on the date the Option is granted.  With respect to a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of the Company or any Subsidiary, the Option Price of Shares subject to an ISO shall be at least 110% of the Fair Market Value of such Shares on the ISO’s grant date.

6.3.     Term of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant, but in no event shall be exercisable later than the 10th anniversary of the grant date.  Notwithstanding the foregoing, with respect to ISOs, in the case of a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of the Company or any Subsidiary, no such ISO shall be exercisable later than the fifth anniversary of the grant date.

6.4.     Exercise of Options.  Options granted under this Section 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant, and shall be set forth in the applicable Award Document.  Notwithstanding the preceding sentence, the Fair Market Value of Shares to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) may not exceed $100,000.  Any ISOs that become exercisable in excess of such amount shall be deemed NQSOs to the extent of such excess.  If the Award Document does not specify the time or times at which the Option shall first become exercisable, such an Option shall become fully vested and exercisable by the Participant on the third anniversary of the grant date.

6.5.     Payment.  Options granted under this Section 6 shall be exercised by the delivery of a notice of exercise to the Company (or its designated agent(s)), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.  The Option Price upon exercise of any Option shall be payable to the Company in full either:

(a)    in cash or its equivalent, or

(b)    by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or

(c)    by cashless exercise through delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of proceeds from a sale of shares having a Fair Market Value equal to the purchase price.

6.6.     Termination of Employment or Service as a Director.  The Committee, in its sole discretion, shall set forth in the applicable Award Document the extent to which a Participant shall have the right to exercise the Option or Options following termination of his or her employment with the Company or any Subsidiary or following termination of his or her service as a Director.  Such provisions need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for such termination, including, but not limited to, termination for Cause or for Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants.  Subject to Section 15, in the event that a Participant’s Award Document does not set forth such provisions, the following provisions shall apply:

(a)    Long Service Separation, Death or Disability.  If a Participant’s employment with the Company and/or any Subsidiary or service as a Director terminates by reason of Long Service Separation, death or Disability, to the extent that the Option is not exercisable, all Shares covered by his or her Options shall immediately become fully vested and shall remain exercisable until the earlier of (i) the remainder of the term of the Option, or (ii) 60 months from the date of such termination.  In the case of the Participant’s death, the Participant’s beneficiary or estate may exercise the Option.

(b)    Termination for Cause.  If a Participant’s employment with the Company and/or any Subsidiary or service as a Director terminates for Cause, all Options granted to such Participant shall expire immediately and all rights to purchase Shares (vested or nonvested) under the Options shall cease upon such termination.

(c)    Other Termination. If a Participant’s employment with the Company and/or any Subsidiary or service as a Director terminates for any reason other than Long Service Separation, death, Disability, or for Cause, all Options shall remain exercisable until the earlier of (i) the remainder of the term of the Option, or (ii) 60 days from the date of such termination.  In such circumstance, the Option shall only be exercisable to the extent that it was exercisable as of such termination date and shall not be exercisable with respect to any additional Shares.  Notwithstanding the foregoing or anything herein or in an Award Document to the contrary, the Committee, in its sole discretion, shall have the authority to extend the period during which an Option is exercisable pursuant to this Section 6.6(c) to a period that is no longer than the earlier of (A) the remainder of the term of the Option, or (B) 60 months from the date of the Participant’s termination of employment.

6.7.     Restrictions on Shares.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state or foreign securities laws applicable to such Shares.

6.8.                   Transferability of Options.

(a)    Incentive Stock Options.  No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b)    Nonqualified Stock Options.  NQSOs may only be transferred in accordance with this Section 6.8(b).

(i)      Except as otherwise provided in paragraph (ii) below or in an Award Document, no NQSO shall be assignable or transferable by a Participant other than by will, by the laws of descent and distribution or pursuant to a Domestic Relations Order (as such term is defined in Section 414(p)(1)(B) of the Code).

(ii)      NQSOs (whether vested or unvested) held by (A) Participants who are Section 16 Officers; (B) Participants who are Directors; or (C) any Participants who previously held the positions in clauses (A) and (B) may be transferred by gift or by domestic relations order to one or more Permitted Transferees.  NQSOs (whether vested or unvested) held by all other Participants and by Permitted Transferees may be transferred by gift or by domestic relations order only to Permitted Transferees upon the prior written approval of the Company’s Director of Compensation + Benefits.

6.9.     Prohibition on Repricing.  Except (a) as provided in Section 4.3 or (b) to the extent approved by the stockholders of the Company, the Option Price of an Option may not be changed following the date such Option is granted.  Similarly, the exchange of an Option (an “Original Option”) for cash, Shares, or other Awards at a time when the Option Price of such Original Option is equal to or greater than the Fair Market Value of a Share is prohibited.  Notwithstanding the preceding sentence, the exchange of an Original Option for a SAR or another Option (a “New Option”) shall be permitted only if: (a) the exchange is approved by the stockholders of the Company and (b) either (i) the grant price of the SAR is greater than the Option Price of the Original Option or (ii) the Option Price of the New Option is greater than the Option Price of the Original Option.

6.10.   Acceleration of Vesting.  Notwithstanding anything in this Section 6 to the contrary, the Committee, in its sole discretion, shall have the authority to accelerate the vesting of Options at any time.

Section 7.
Stock Appreciation Rights

7.1.                   Grant of SARs.

(a)    SAR Grant.  Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such number, upon such terms and provisions, and at any time and from time to time, as determined by the Committee in its sole discretion.  The Committee may grant Non-Tandem SARs, Tandem SARs, or any combination of these forms of SARs.  The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Section 4) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.  The Committee shall designate, at the time of grant, the grant price of a Non-Tandem SAR, which grant price shall not be less than 100% of the Fair Market Value of a Share on the grant date of the SAR.  The grant price of Tandem SARs shall equal the Option Price of the related Option.

(b)    Award Document.  All SARs shall be evidenced by an Award Document.  The Award Document shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine, and which are not inconsistent with the terms and provisions of the Plan.

7.2.     Term of SARs.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that unless otherwise designated by the Committee, such term shall not exceed ten years from the grant date.

7.3.     Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option.  A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.  Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO:  (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.4.     Exercise of Non-Tandem SARs.  Non-Tandem SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.5.     Payment of SAR Amount.

(a)    Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)      The excess of the Fair Market Value of a Share on the date of exercise over the grant price; by

(ii)      The number of Shares with respect to which the SAR is exercised.

(b)    Unless otherwise provided in the Award Document, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.  If, and to the extent that the payment upon SAR exercise is made in cash, such cash payment shall not be subject to the limitation of Section 4.2(b).

7.6.     Termination of Employment or Service as a Director.  The Committee, in its sole discretion, shall set forth in the applicable Award Document the extent to which a Participant shall have the right to exercise the SAR or SARs following termination of his or her employment with the Company or any Subsidiary or following termination of his or her service as a Director.  Such provisions need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for such termination, including, but not limited to, termination for Cause or for Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants.  Subject to Section 15, in the event that a Participant’s Award Document does not set forth such provisions, the following provisions shall apply:

(a)    Long Service Separation, Death or Disability.  If a Participant’s employment with the Company and/or any Subsidiary or service as a Director terminates by reason of Long Service Separation, death or Disability, to the extent that the SARs are not exercisable, all of his or her SARs shall immediately become fully vested and shall remain exercisable until the earlier of (i) the remainder of the term of the SAR, or (ii) 60 months from the date of such termination.  In the case of the Participant’s death, the Participant’s beneficiary or estate may exercise the SAR.

(b)    Termination for Cause.  If a Participant’s employment with the Company and/or any Subsidiary or service as a Director terminates for Cause, all SARs shall expire immediately and all rights thereunder shall cease upon such termination.

(c)    Other Termination.  If a Participant’s employment with the Company and/or any Subsidiary or service as a Director terminates for any reason other than Long Service Separation, death, Disability, or for Cause, all SARs shall remain exerciseable until the earlier of (i) the remainder of the term of the SAR, or (ii) 60 days from the date of such termination.  In such circumstance, the SAR shall only be exercisable to the extent it was exercisable as of such termination date and shall not be exercisable with respect to any additional SARs.  Notwithstanding the foregoing or anything herein or in an Award Document to the contrary, the Committee, in its sole discretion, shall have the authority to extend the period during which a SAR is exercisable pursuant to this Section 76.6(c) to a period that is no longer than the earlier of (A) the remainder of the term of the SAR, or (B) 60 months from the date of the Participant’s termination of employment.

7.7.     Transferability of SARs.  SARs may only be transferred in accordance with this Section 7.7.

(a)    Except as otherwise provided in paragraph (b) below or in an Award Document, no SAR shall be assignable or transferable by a Participant other than by will, by the laws of descent and distribution or pursuant to a Domestic Relations Order (as such term is defined in Section 414(p)(1)(B) of the Code).

(b)    SARs held by (i) Participants who are Section 16 Officers; (ii) Participants who are Directors; or (iii) any Participants who previously held the positions in clauses (i) and (ii) may be transferred by gift or by domestic relations order to one or more Permitted Transferees.  SARs held by all other Participants and by Permitted Transferees may be transferred by gift or by domestic relations order to Permitted Transferees only upon the prior written approval of the Company’s Director of Compensation and Benefits.

(c)    Notwithstanding the foregoing, with respect to a Tandem SAR granted in connection with an ISO, no such Tandem SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

7.8.     Prohibition on Repricing.  Except (a) as provided in Section 4.3 or (b) to the extent approved by the stockholders of the Company, the grant price of a SAR may not be changed following the date the SAR is granted.  Similarly, the exchange of a SAR (an “Original SAR”) for cash, Shares, or other Awards at a time when the grant price of such Original SAR is equal to or greater than the Fair Market Value of a Share is prohibited.  Notwithstanding the preceding sentence, the exchange of an Original SAR for an Option or another SAR (a “New SAR”) shall be permitted only if: (a) the exchange is approved by the stockholders of the Company and (b) either (i) the Option Price amount is greater than the grant price of the Original SAR or (ii) the grant price of the New SAR is greater than the grant price of the Original SAR.

7.9.     Acceleration of Vesting.  Notwithstanding anything in this Section 7 to the contrary, the Committee, in its sole discretion, shall have the authority to accelerate the vesting of SARs at any time.

Section 8.
Restricted Stock

8.1.                   Grant of Restricted Stock.

(a)    Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to Participants in such amounts as the Committee shall determine.

(b)    Award Document.  All grants of Restricted Stock shall be evidenced by an Award Document.  The Award Document shall specify the Period or Periods of Restriction, the number of shares of Restricted Stock granted, and such other provisions as the Committee shall determine pursuant to Section 8.2 or otherwise, and which shall not be inconsistent with the terms and provisions of the Plan.  If no Period of Restriction is set forth in the Award Document, the transfer and any other restrictions shall lapse (i) to the extent of one-third of the shares (rounded to the nearest whole) covered by the Restricted Stock Award on the third anniversary of the grant date, (ii) to the extent of two-thirds of the shares (rounded to the nearest whole) covered by the Restricted Stock Award on the fourth anniversary of the grant date, and (iii) to the extent of 100% of the shares covered by the Restricted Stock Award on the fifth anniversary of the grant date.

(c)    Limitation on the Committee.  Notwithstanding the preceding provisions of Section 8.1(b) and subject to the provisions of the Plan, no more than five percent (5%) of the shares that may be issued as Restricted Stock pursuant to Section 4.1 may have a Period of Restriction as determined by the Committee at the time of grant that will lapse prior to the third anniversary of the grant date.  All remaining shares that may be issued with respect to Awards of Restricted Stock pursuant to Section 4.1 shall have a Period of Restriction determined by the Committee at the time of grant that will not lapse until on or after the third anniversary of the grant date.  For the avoidance of doubt, this Section 8.1(c) shall not impair the Committee’s ability to accelerate the vesting of Restricted Stock pursuant to Section 8.6 or to make grants that provide that vesting is accelerated upon Long Service Separation, death or Disability pursuant to Section 8.5 and the shares of Restricted Stock for which such acceleration of vesting occurs shall not be considered in applying the limitations set forth in this Section 8.1(c).

8.2.     Other Restrictions.  Subject to Section 10 herein, the Committee may impose such other conditions and/or restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including without limitation, a requirement that Shares will not be issued until the end of the applicable Period of Restriction (i.e., a restricted stock unit), a requirement that Participants pay a stipulated purchase price for each share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, Subsidiary-wide, divisional, and/or individual), time-based restrictions on vesting, which may or may not be following the attainment of the performance goals, sales restrictions under applicable shareholder agreements or similar agreements, and/or restrictions under applicable Federal or state securities laws.  The Company shall retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.  Except as otherwise provided in this Section 8 or in any Award Document, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.3.     Voting Rights.  Unless otherwise designated by the Committee at the time of grant, Participants to whom Shares of Restricted Stock  (but not restricted stock units) have been granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

8.4.     Dividends and Other Distributions.  Unless otherwise designated by the Committee at the time of grant, Participants holding Shares of Restricted Stock (but not restricted stock units) granted hereunder shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held during the Period of Restriction.  The Committee may apply any restrictions to the dividends that the Committee deems appropriate.  Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception.  In the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

8.5.     Termination of Employment or Service as a Director.  The Committee, in its sole discretion, shall set forth in the applicable Award Document the extent to which the Participant shall have the right to receive unvested Restricted Stock following termination of the Participant’s employment with the Company and/or its Subsidiaries or termination of service as a Director.  Such provisions need not be uniform among all shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment including; but not limited to, termination of employment for Cause or for Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants; provided, however that, except in the cases of terminations connected with a Change of Control and terminations by reason of death or Disability, the vesting of Restricted Stock that qualify for the Performance-Based Exception and that are held by Named Executive Officers shall not occur before the time they otherwise would have, but for the employment termination.  Subject to Section 15, in the event that a Participant’s Award Document does not set forth such termination provisions, the following termination provisions shall apply:

(a)    Long-Service Separation, Death and Disability.  Unless the Award qualifies for the Performance-Based Exception, if a Participant’s employment with the Company and/or any Subsidiary or service as a Director is terminated due to Long Service Separation, death or Disability, all shares of Restricted Stock of such Participant shall immediately become fully vested on the date of such termination and any restrictions shall lapse.

(b)    Other Termination.  If a Participant’s employment with the Company and/or any Subsidiary or service as a Director is terminated for any reason other than Long Service Separation, death or Disability, all shares of Restricted Stock that are unvested at the date of termination shall be forfeited to the Company.

8.6.     Acceleration of Vesting.  Notwithstanding anything in this Section 8 to the contrary, the Committee, in its sole discretion, shall have the authority to accelerate the vesting of shares of Restricted Stock at any time.

8.7.     Transferability.  Except as provided in this Section 8, the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction established by the Committee and specified in the Award Document, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Document.  All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

Section 9.
Performance Units and Performance Shares

9.1.                   Grant of Performance Units/Shares.

(a)    Grant of Performance Unit/Shares.  Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, which shall not be inconsistent with the terms and provisions of the Plan and shall be set forth in an Award Document.

(b)    Award Document.  All Performance Units and Performance Shares shall be evidenced by an Award Document.  The Award Document shall specify the initial value of the Award, the performance goals and the Performance Period, as the Committee shall determine, and which are not inconsistent with the terms and provisions of the Plan.

9.2.     Value of Performance Units/Shares.  Each Performance Unit shall have an initial value (which may be $0) that is established by the Committee at the time of grant.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the grant date.  The Committee shall set performance goals in its sole discretion which, depending on the extent to which they are met will determine the number and/or value of Performance Units and/or Performance Shares that will be paid out to the Participant.  For purposes of this Section 9, the time period during which the performance goals must be met shall be called a Performance Period.  Performance Shares not in excess of five percent of the number of shares that may be issued with respect to Awards of Performance Shares, as provided in Section 4.1, may have a Performance Period as determined by the Committee in its sole discretion, and any other Performance Shares shall have a Performance Period, as determined by the Committee, of not less than one year.

9.3.     Earning of Performance Units/Shares.  Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units and/or Performance Shares shall be entitled to receive payout on the number and value of Performance Units and/or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved, as established by the Committee.

9.4.     Form and Timing of Payment of Performance Units/Shares.  Except as provided below, payment of earned Performance Units and/or Performance Shares shall be made in a single lump sum as soon as reasonably practicable following the close of the applicable Performance Period.  Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units and/or Performance Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units and/or Performance Shares at the close of the applicable Performance Period.  Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.  At the sole discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants.

9.5.     Termination of Employment or Service as a Director.  The Committee, in its sole discretion, shall set forth in the applicable Award Document the extent to which the Participant shall have the right to receive payment for Performance Units and/or Performance Shares following termination of the Participant’s employment with the Company and/or its Subsidiaries or termination of service as a Director.  Such provisions need not be uniform among all Performance Units and/or Performance Shares granted pursuant to the Plan, and may reflect distinctions based on the reasons for such termination including; but not limited to, termination for Cause or for Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants.  Subject to Section 15, in the event that a Participant’s Award Document does not set forth such termination provisions, the following termination provisions shall apply:

(a)    Long Service Separation, Death or Disability.  Subject to Section 15, if a Participant’s employment with the Company and/or any Subsidiary or service as a Director is terminated during a Performance Period due to Long Service Termination, death or Disability, the Participant shall receive a prorated payout of the Performance Units and/or Performance Shares, unless the Committee determines otherwise.  The prorated payout shall be determined by the Committee, shall be based upon the length of time that the Participant held the Performance Units and/or Performance Shares during the Performance Period, and shall further be adjusted based on the achievement of the pre-established performance goals.  Unless the Committee determines otherwise in the event of a termination due to death, Disability or Long Service Separation, payment of earned Performance Units and/or Performance Shares shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

(b)    Other Termination.  If a Participant’s employment with the Company and/or any Subsidiary or service as a Director is terminated during a Performance Period for any reason other than Long Service Termination, death or Disability all Performance Units and/or Performance Shares shall be forfeited by the Participant to the Company.

9.6.     Nontransferability.  Except as otherwise provided in a Participant’s Award Document, Performance Units and/or Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided in a Participant’s Award Document, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

9.7.     Acceleration of Vesting.  Notwithstanding anything in this Section 9 to the contrary, the Committee, in its sole discretion, shall have the authority to accelerate the vesting of Performance Units and/or Performance Shares at any time.

Section 10.
Performance Measures

10.1.   Performance Measures.  Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers that are designed to qualify for the Performance-Based Exception, the performance goals to be used for purposes of such grants shall be established by the Committee in writing and stated in terms of the attainment of specified levels of or percentage changes in any one or more of the following measurements: (a) revenue; (b) primary or fully-diluted earnings per Share; (c) earnings before interest, taxes, depreciation, and/or amortization; (d) pretax income; (e) cash flow from operations; (f) total cash flow; (g) return on equity; (h) return on invested capital; (i) return on assets; (j) net operating profits after taxes; (k) economic value added; (l) total stockholder return; (m) return on sales; or (n) any individual performance objective which is measured solely in terms of quantifiable targets related to the Company or the Company’s business; or any combination thereof.  In addition, such performance goals may be based in whole or in part upon the performance of the Company, a Subsidiary, division and/or other operational unit under one or more of such measures.

10.2.   Performance Procedures.  The degree of payout and/or vesting of such Awards designed to qualify for the Performance-Based Exception shall be determined based upon the written certification of the Committee as to the extent to which the performance goals and any other material terms and conditions precedent to such payment and/or vesting have been satisfied.  The Committee shall have the sole discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that the performance goals applicable to Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted so as to increase the payment under the Award (the Committee shall retain the sole discretion to adjust such performance goals upward, or to otherwise reduce the amount of the payment and/or vesting of the Award relative to the pre-established performance goals).  In the event that applicable tax and/or securities laws change to permit Committee sole discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.  In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and, thus, which use performance measures other than those specified above.

Section 11.
Award Forfeitures

11.1.   Forfeiture of Options and Other Awards.  Each Award granted hereunder shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees.  If any of the events specified in Section 11.2 occurs (a “Forfeiture Event”), all of the following forfeitures will result:

(a)    The unexercised portion of any Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral pursuant to Section 13 by the Participant and otherwise is not forfeitable in the event of any termination of service of the Participant) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(b)    The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award (regardless of any elective deferral pursuant to Section 13) that occurred on or after (i) the date that is six months before the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a Subsidiary, or (ii) the date that is six months before the date the Participant’s employment by, or service as a Director with the Company or a Subsidiary terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed.

11.2.   Events Triggering Forfeiture.  The forfeitures specified in Section 11.1 will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the Participant’s employment by or service as a Director with the Company or a Subsidiary or during the one-year period following termination of such employment or service:

(a)    Non-Solicitation.  The Participant, for his or her own benefit or for the benefit of any other person, company or entity, directly or indirectly, (i) induces or attempts to induce or hires or otherwise counsels, induces or attempts to induce or hire or otherwise counsel, advise, encourage or solicit any person to leave the employment of or the service for the Company or any Subsidiary, (ii) hires or in any manner employs or retains the services of any individual employed by or providing services to the Company or any Subsidiary as of the date of his or her termination of employment, or employed by or providing services to the Company or any Subsidiary subsequent to such termination, (iii) solicits, pursues, calls upon or takes away, any of the customers of the Company or any Subsidiary, (iv) solicits, pursues, calls upon or takes away, any potential customer of the Company or any Subsidiary that has been the subject of a bid, offer or proposal by the Company or any Subsidiary, or of substantial preparation with a view to making such a bid, proposal or offer, within six months before such Participant’s termination of employment with the Company or any Subsidiary, or (v) otherwise interferes with the business or accounts of the Company or any Subsidiary.

(b)    Confidential Information.  The Participant discloses to any person or entity or makes use of any “confidential or proprietary information” (as defined below in this subparagraph (b)) for his or her own purpose or for the benefit of any person or entity, except as may be necessary in the ordinary course of employment with or other service to the Company or any Subsidiary.  Such “confidential or proprietary information” of the Company or any Subsidiary, includes, but is not limited to, the design, development, operation, building or manufacturing of products manufactured and supplied by the Company and its Subsidiaries, the identity of the Company’s or any Subsidiary’s customers, the identity of representatives of customers with whom the Company or any Subsidiary has dealt, the kinds of services provided by the Company or any Subsidiary to customers and offered to be performed for potential customers, the manner in which such services are performed or offered to be performed, the service needs of actual or prospective customers, pricing information, information concerning the creation, acquisition or disposition of products and services, customer maintenance listings, computer software and hardware applications and other programs, personnel information, information identifying, relating to or concerning investors in the Company or any Subsidiary, joint venture partners of the Company or any Subsidiary, business partners of the Company or any Subsidiary or other entities providing financing to the Company or any Subsidiary, real estate and leasing opportunities, communications and telecommunications operations and processes, zoning and licensing matters, relationships with, or matters involving, landlords and/or property owners, and other trade secrets.

11.3.   Agreement Does Not Prohibit Competition or Other Participant Activities.  Although the conditions set forth in this Section 11 shall be deemed to be incorporated into an Award, the Plan does not thereby prohibit the Participant from engaging in any activity, including but not limited to competition with the Company and its Subsidiaries.  Rather, the non-occurrence of the Forfeiture Events set forth in Section 11.2 is a condition to the Participant’s right to realize and retain value from his or her compensatory Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein.  This provision shall not preclude the Company and the Participant from entering into other written agreements concerning the subject matter of Sections 11.1 and 11.2 and, to the extent any terms of this Section 11 are inconsistent with any express terms of such agreement, this Section 11 shall not be deemed to modify or amend such terms.

11.4.   Committee Discretion.  The Committee may, in its sole discretion, waive in whole or in part the Company’s right to forfeiture under this Section 11, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company.  In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the Award Document.  Nothing contained herein shall require the Committee to enforce the forfeiture provisions of this Section 11.  Failure to enforce these forfeiture provisions against any individual shall not be construed as a waiver of the Company’s right to forfeiture under this Section 11.

11.5.   Clawback Provision.  Notwithstanding any other provision of the Plan to the contrary, including Section 16.1 which prohibits material and adverse changes to any outstanding Award, any Participant who is an officer of the Company whose negligent, intentional or gross misconduct contributes to the Company’s having to restate all or a portion of its financial statements, will be required to forfeit Awards granted under this Plan and repay the Company the total amount of Award Gain realized by the Participant upon the exercise of an Option or settlement of an Award,  as determined by the Board of Directors, an authorized committee, or its designee, pursuant to the Caterpillar Inc. Guidelines on Corporate Governance Issues, as adopted on February 14, 2007 and any subsequent amendments.  Any Awards granted under this Plan prior to February 14, 2007 are subject to the provisions of this Section 11.5 only with the written consent of the Participant.

Section 12.
Beneficiary Designation

12.1.    Beneficiary Designations.  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Section 13.
Deferrals

13.1.    Deferrals.  The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant upon the exercise of any Option or by virtue of the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares.  If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.  All such deferrals (and rules and procedures) shall be consistent with Code Section 409A and any other applicable law.

Section 14.
Rights and Obligations of Parties

14.1.    No Guarantee of Employment or Service Rights.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

14.2.    Temporary Absence.  For purposes of the Plan, temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its Subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment.

14.3.    Participation.  No Employee or Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

14.4.    Right of Setoff.  The Company or any Subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or Subsidiary may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff.  By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 14.

14.5.    Section 83(b) Election.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made, unless expressly permitted by the terms of the Award Document or by action of the Committee in writing before the making of such election.  In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

14.6.    Disqualifying Disposition Notification.  If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

Section 15.
Change of Control

15.1.   Change of Control.  If a Participant’s employment or service with the Company and/or any Subsidiary terminates either without Cause or for Good Reason within the 12 month period following a Change of Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a)    Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

(b)    Any Period of Restriction and other restrictions imposed on Restricted Stock shall lapse; and

(c)    Unless otherwise specified in an Award Document, the maximum payout opportunities attainable under all outstanding Awards of Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change of Control.  The vesting of all such Awards shall be accelerated as of the effective date of the Change of Control, and in full settlement of such Awards, there shall be paid out in cash to Participants within 30 days following the effective date of the Change of Control the maximum of payout opportunities associated with such outstanding Awards.

Section 16.
Amendment, Modification, and Termination

16.1.   Amendment, Modification, and Termination.  The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted and the Board may otherwise, in its sole discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the written consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award.  The Committee shall have no authority to waive or modify any other Award term after the Award has been granted to the extent that the waived or modified term was mandatory under the Plan.

Section 17.
Withholding

17.1.   Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

17.2.   Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the withholding requirement shall be satisfied by the Company withholding Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction.

Section 18.
Miscellaneous

18.1.   Unfunded Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan.  Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.  No such funding shall be established that would cause an amount to be taxable under Code Section 409A before it is received by a Participant or cause an amount to be subject to additional tax under such Section.

18.2.    Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

18.3.    Compliance with Code Section 162(m).  The Company intends that Options and SARs granted to Named Executive Officers and other Awards designated as Awards to Named Executive Officers shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award.  Accordingly, the terms of Sections 4.2, 6, 7, 8.5, 8.6, 9 and 10, including the definitions of Named Executive Officer and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder.  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Named Executive Officer with respect to a fiscal year that has not yet been completed, the Committee may, in its discretion, extend the terms of such Sections to any Participant that the Committee deems appropriate.  If any provision of the Plan or any Award Document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person sole discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

18.4.    Gender and Number; Headings.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.  Headings are included for the convenience of reference only and shall not be used in the interpretation or construction of any such provision contained in the Plan.

18.5.    Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.6.    Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

18.7.    Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.8.    Securities Law Compliance.  With respect to “insiders,” transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act.  To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.  An “insider” includes any individual who is, on the relevant date, an officer, Director or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

18.9.    Governing Law.  To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois without regard to the conflict of law provisions thereof.